Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of Brandywine Fund, Inc. for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Brandywine Fund, Inc.

/s/William F. D’ Alonzo William F. D’ Alonzo Chief Executive Officer Brandywine Fund, Inc.
Dated: April 18, 2007

A signed original of this written statement required by Section 906 has been provided by Brandywine Fund, Inc. and will be retained by Brandywine Fund, Inc. and furnished to the SEC or its staff upon request.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Brandywine Fund, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSRS of Brandywine Fund, Inc. for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Brandywine Fund, Inc.

/s/Christopher G. Long Christopher G. Long Chief Financial Officer Brandywine Fund, Inc.
Dated: April 18, 2007

A signed original of this written statement required by Section 906 has been provided by Brandywine Fund, Inc. and will be retained by Brandywine Fund, Inc. and furnished to the SEC or its staff upon request.